MERGER AND REORGANIZATION AGREEMENT

BETWEEN

XCELLINK INTERNATIONAL, INC.

AND

TRXADE GROUP, INC.

TABLE OF CONTENTS

1	Definitions	3
2	Plan Of Reorganization	5
3	Terms Of Merger	5
4	Exchange Of Certificates	8
5	Representations And Warranties Of TRXADE	10
6	Representations And Warranties Of XCEL	11
7	Closing	11
8	Actions Prior To Closing	12
9	Conditions Precedent To The Obligations Of TRXADE	13
10	Conditions Precedent To The Obligations Of XCEL	13
11	Survival And Indemnification	14
12	Nature Of Representations	14
13	Documents At Closing	14
14	Finder’s Fees	15
15	Post-Closing Covenants	15
16	Miscellaneous	15

Exhibit A -

Certificate of Merger (Del)

Exhibit B -

Articles of Merger (Nevada)

Exhibit C -

XCEL Amended Articles of Incorporation

MERGER AND REORGANIZATION AGREEMENT

This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of December ___, 2013, by and among XCELLINK INTERNATIONAL, INC., a Delaware corporation (hereinafter, "XCEL"), TRXADE GROUP, INC., a Nevada corporation, the undersigned holder of more than 75% of the outstanding common stock of XCEL (hereinafter the "Major Shareholder"), on the one hand, and TRXADE GROUP, INC., a Nevada corporation (hereinafter "TRXADE”), on the other hand.

RECITALS

WHEREAS, the parties hereto desire that TRXADE shall be acquired by XCEL through the merger (“Merger”) of TRXADE with and into XCEL, with XCEL being the surviving corporation and changing its name to “TRXADE GROUP, Inc.” (“Surviving Corporation”), pursuant to this Agreement and the Delaware General Corporation Law (“DGCL”) and the Nevada Revised Statutes (“NRS”);

WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.

Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliates” means with respect to any Person (first Person), (a) each other Person that controls, is controlled by, or is under common control with, such first Person, (b) each other Person that holds a Material Interest in such first Person, (c) each other Person that serves as a director, officer, general partner, executor or trustee of such first Person (or in a similar capacity), (d) each other Person in which such first Person holds a Material Interest and (e) each other Person with respect to which such first Person serves as a general partner or a trustee (or in a similar capacity).  For purposes of this definition “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of an entity or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in an entity.

“Agreement” is defined in the preamble hereto.

“Closing” has the meaning provided in Section 7.

“Code” means the Internal Revenue Code of 1986, as amended.

 “DCGL” means the General Corporation Law of Delaware.

“Effective Time” has the meaning provided in Section 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Governmental Authorization” means any permit, license, franchise, approval, consent, permission, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

“Governmental Entity” means any nation, state, municipality and any federal, state, local, foreign, provincial or supranational court or governmental agency, authority, instrumentality or regulatory body.

“Legal Requirement” shall mean any federal, state, local, provincial, foreign, international, multinational or other statute, law, treaty, rule, regulation, guideline, administrative order, directives, ordinance, constitution or principle of common law (or any interpretation thereof by a Governmental Entity).

“Merger” is defined in the recitals hereto.

“NRS” means the Nevada Revised Statutes.

“TRXADE Disclosure Documents” means the Confidential Private Placement Memorandum of TRXADE dated July 15, 2013 and supplemental information supplied.  Any information with respect to a matter that is disclosed by TRXADE to XCEL for any purpose in the Disclosure Documents shall be deemed to be disclosed for all purposes hereunder provided that such information sufficiently identifies the matter in question in all material respects.

“TRXADE Option Plan” means the TRXADE 2013 Stock Option Plan identified in the TRXADE Disclosure Documents, a copy of which has been provided to XCEL; and “Options” means all Rights to purchase TRXADE Stock thereunder.

“TRXADE Stock” means the Common Stock, $0.00001 par value per share, and the Preferred Stock, $0.00001 par value per share, of TRXADE.

“Optionees” means all Persons who have been granted Options under the TRXADE Option Plan.

“Person” means any individual and any corporation, partnership, limited liability company, firm, trust, or other business entity and any Governmental Entity.

“Rights” means warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means all forms, reports and documents filed, or required to be filed, by Purchaser pursuant to the Securities Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; the rules and regulations of the Securities and Exchange Commission promulgated thereunder; and the blue sky and other Legal Requirements of any state that are applicable to the purchase and sale of securities generally.

“Stockholders” means all Persons who hold issued and outstanding shares of TRXADE Stock as of the Effective Time.

 “XCEL Disclosure Documents” means all publicly available documents filed by XCEL with the SEC.

“XCEL Stock” means the common stock, par value $0.001 per share, of XCEL.

“XCEL Option Plan” means the XCEL 2014 Stock Option Plan identified in the XCEL Disclosure Documents, a copy of which has been provided to XCEL, reserving 3,000,000 shares for issuance.

“Tax,” collectively, “Taxes” means all taxes, however denominated, including any interest, penalties, criminal sanctions or additions to tax (including, without limitation, any underpayment penalties for insufficient estimated tax payments) or other additional amounts that may become payable in respect thereof (or in respect of a failure to file any Tax Return when and as required), imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employment taxes, withholding taxes (including withholding taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other person or entity), unemployment insurance taxes, social security (or similar) taxes, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, value added taxes, transfer taxes, profits or windfall profits taxes, licenses in the nature of taxes, estimated taxes, severance taxes, duties (custom and others), workers’ compensation taxes, premium taxes, environmental taxes (including taxes under Section 59A of the Code) , disability taxes, registration taxes, alternative or add-on minimum taxes, estimated taxes, and other fees, assessments, charges or obligations of the same or of a similar nature.

“Tax Return,” collectively, “Tax Returns” means all returns, reports, estimates, information statements or other written submissions, and any schedules or attachments thereto, required or permitted to be filed pursuant to Legal Requirements of any Governmental Entity Tax authority, including but not limited to, original returns and filings, amended returns, claims for refunds, information returns, ruling requests, administrative or judicial filings, accounting method change requests, responses to revenue agents’ reports (federal, state or local) and settlement documents.

“Transaction Expenses” means all fees, costs, expenses and disbursements, incurred by the Stockholders, the Optionees and/or TRXADE in connection with the transactions contemplated by this Agreement, the Merger and the other agreements referenced or provided for herein, including, without limitation, (a) the fees and expenses of any legal counsel retained by XCEL or TRXADE; (b) the fees and expenses of any accountants of TRXADE including any indirect fees and expenses resulting from outsourcing or through service agreements; (c) any amounts payable in accordance with Section 16(l) of this Agreement; and (d) any fees and expenses of any other counsel, accountants, financial advisors or other similar professionals with respect to services rendered to the Major Shareholder or TRXADE in connection with the transactions contemplated by this Agreement.

In addition, the following terms shall be interpreted as set forth below:

(a)

The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

(b)

Terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.

(c)

References to the “Knowledge” of an entity shall refer to the actual knowledge of the directors and officers of the entity, and the knowledge of any fact or matter which any person would have following inquiries of those employees and directors or former employees and directors of the entity of whom such persons would reasonably believe would have actual knowledge of such matters presented.

(d)

References to an “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to or referenced in this Agreement, and reference to a “Section” is, unless otherwise specified, to one of the Sections of this Agreement.

2.

Plan of Reorganization.

The parties to this Agreement do hereby agree that TRXADE shall be merged with and into XCEL upon the terms and conditions set forth herein and in accordance with the provisions of the Delaware General Corporation Law.  It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

3.

Terms of Merger.

In accordance with the provisions of this Agreement and the requirements of applicable law, TRXADE shall be merged with and into XCEL as of the Effective Time (the terms "Closing" and "Effective Time" are defined in Section 7 hereof). XCEL shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of TRXADE shall cease when the Merger shall become effective.  Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

(a)

Corporate Existence.

(1)

Commencing with the Effective Time, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of TRXADE; (ii) all debts due to either of TRXADE, on whatever account, all causes in action and all other things belonging to TRXADE shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of TRXADE shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Time, and all debts, liabilities and duties of TRXADE shall thenceforth attach to the Surviving Corporation.

(2)

At the Effective Time, (i) the Certificate of Incorporation and the By-laws of XCEL, as existing immediately prior to the Effective Time, shall be and remain the Certificate of Incorporation and By-laws of the Surviving Corporation; (ii) the members of the Board of Directors of TRXADE holding office immediately prior to the Effective Time shall remain as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Time a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of the Surviving Corporation at the Effective Time shall continue to hold the same offices of the Surviving Corporation.

(b)

Events Occurring Immediately Prior to the Effective Time.  Immediately prior to the Merger becoming effective, on the day of such effectiveness:

(1)

Prior to the Effective Date of the Merger , the Board of Directors and the shareholders of XCEL shall duly authorize and approve a One Thousand to One (1,000:1) reverse stock split (the “Reverse Split") of XCEL Common Stock.  In connection with the Reverse Split, the total number of issued and outstanding shares of XCEL Common Stock held by each stockholder will be converted automatically into the number of whole shares of XCEL Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Split, divided by (ii) One Thousand (1,000).  No fractional shares will be issued, and any XCEL stockholder holding less than one whole share of Common Stock after the Reverse Split shall be paid either in cash, rounding up to the nearest whole cent, who otherwise would have received a fractional share as a result of the Reverse Split, or in shares rounded to the nearest whole share, at the sole discretion of XCEL.

(2)

Prior to the Effective Date of the Merger, and after the Reverse Split, the Board of Directors and stockholders of XCEL shall duly authorize the this Agreement and the Amended and Restated Certificate of Incorporation of XCEL in the form attached hereto as Exhibit C (the “XCEL Amended Articles”) so that XCEL shall have an authorized capitalization consisting of 500,000,000 shares of common stock, $0.00001 par value ("XCEL Common Stock"), of which, no more than 104,160 shares will be issued and outstanding (on a post-Reverse Split basis) as the Effective Date of the Merger (which does not include an additional 500,000 post-Reverse Split shares that shall be issued immediately after the Merger for prior legal and management services and conversion of debt); and 100,000,000 authorized shares of Preferred Stock, including (a) 10,000,000 authorized shares of Series A Preferred Stock, $0.00001 par value ("XCEL Series A Preferred Stock"), of which , no shares will be issued and outstanding as of the Effective Date of the Merger; and (b) 90,000,000 remaining undesignated authorized shares of preferred stock ("XCEL Undesignated Preferred Stock"), of which none will be issued and outstanding as of the date of the Effective Date of the Merger (collectively, the XCEL Series A Preferred Stock and the Undesignated Preferred Stock shall be collectively referred to herein as the “XCEL Preferred Stock”).  Upon receipt of the necessary shareholder approval (which XCEL covenants to obtain), the Board of Directors of XCEL shall cause the XCEL Amended Articles to be filed with the Delaware Secretary of State.

(3)

XCEL shall adopt the XCEL 2014 Stock Option Plan 3,000,000 shares for issuance.

(4)

XCEL shall change its name to “Trxade Group, Inc.”

(5)

XCEL and TRXADE shall consummate the Merger under Section 251 of the Delaware General Corporation Law by filing a Delaware Certificate of Merger between TRXADE and XCEL with the Secretary of State in the form attached hereto as Exhibit A; and

(6)

XCEL and TRXADE shall consummate the Merger under Section 92A of the Nevada Revised Statutes by filing the Articles of Merger with the Nevada Secretary of State in the form attached hereto as Exhibit B.

(c)

Conversion of Securities.

As of the Effective Time and without any action on the part of XCEL, TRXADE or the holders of any of the securities of any of these corporations, each of the following shall occur:

(1)

Each share of TRXADE Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of TRXADE Common Stock to be canceled pursuant to Section 3(c)(3), shall automatically be converted into the right to receive one share of XCEL Common Stock.  All such shares of TRXADE Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of XCEL Common Stock, respectively, into which such shares of TRXADE Common Stock were converted.  No fractional shares of XCEL Common Stock will be issued in the Merger; any fractional share otherwise issuable shall be rounded to the nearest whole share.  The holders of such certificates previously evidencing shares of TRXADE Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of TRXADE Common Stock except as otherwise provided herein or by law;

(2)

Each share of TRXADE Series A Preferred Stock issued and outstanding immediately prior to the Effective Time, other than any shares of TRXADE Series A Preferred Stock to be canceled pursuant to Section 3(c)(3), shall automatically be converted into the right to receive one share of XCEL Series A Preferred Stock.  All such shares of TRXADE Series A Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 4 hereof, certificates evidencing such number of shares of XCEL Series A Preferred Stock, respectively, into which such shares of TRXADE Series A Preferred Stock were converted.  No fractional shares of XCEL Series A Preferred Stock will be issued in the Merger; any fractional share otherwise issuable shall be rounded to the nearest whole share.  The holders of such certificates previously evidencing shares of TRXADE Series A Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of TRXADE Series A Preferred Stock except as otherwise provided herein or by law

(3)

Any shares of TRXADE capital stock held in the treasury of TRXADE immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(d)

Other Matters.

(1)

TRXADE Stock Options.

(A)

At the Effective Time, the TRXADE Option Plan shall be adopted by and converted into a plan applicable to XCEL, with substantially the same terms and conditions except that (i) options granted under the plan will be options to purchase XCEL Stock, and (ii) the aggregate number of additional shares of XCEL Stock that will be purchasable under the plan (not including shares purchasable under outstanding TRXADE options) will be 350,000 (the TRXADE Option Plan as so adopted and converted is hereafter referred to as the “XCEL Option Plan”).

(B)

At the Effective Time, each outstanding TRXADE Option, whether or not then exercisable, will automatically be converted into an option to purchase XCEL Stock.  Each option so converted will continue to have, and be subject to, substantially the same terms and conditions set forth in the TRXADE Stock Option Plan immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each converted TRXADE Option will be exercisable (or will become exercisable in accordance with its terms) for the same number of shares of XCEL Stock that were issuable upon exercise of such TRXADE Option immediately prior to the Effective Time and (ii) the per share exercise price for the shares of XCEL Stock issuable upon exercise of such converted TRXADE Option will be equal to the exercise price per share of TRXADE Stock at which such TRXADE Option was exercisable immediately prior to the Effective Time.  As applicable, continuous employment with TRXADE or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all converted TRXADE Options after the Effective Time.

(2)

TRXADE Warrants.  At the Effective Time, each outstanding warrant to purchase TRXADE Stock (an “TRXADE Warrant”), whether or not then exercisable, will be automatically be converted into a warrant to purchase XCEL Stock.  Each warrant so converted will continue to have, and be subject to, substantially the same terms and conditions set forth in the warrant agreement with respect to the warrant immediately prior to the Effective Time, except that (i) each converted TRXADE Warrant will be exercisable (or will become exercisable in accordance with its terms) for the same number of shares of XCEL Stock that were issuable upon exercise of such TRXADE Warrant immediately prior to the Effective Time and (ii) the per share exercise price for the shares of XCEL Stock issuable upon exercise of such converted TRXADE Warrant will be equal to the exercise price per share of TRXADE Stock at which such TRXADE Warrant was exercisable immediately prior to the Effective Time.

(3)

Dissenting Shares.

(A)

Notwithstanding anything in this Agreement to the contrary, any shares of TRXADE Stock held by any Person (a “Dissenting Stockholder”) who has demanded and perfected his right for appraisal of such shares (“Dissenting Shares”) in accordance with Section 92A.440 of the Nevada Revised Statutes and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal shall not be converted as described in Section 3(c)(1) and (2) but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to Chapter 92A.460 of the Nevada Revised Statutes and shall not be entitled to receive his applicable portion of the Merger consideration; provided, however, that if, in accordance with such Chapter 92A.440 of the Nevada Revised Statutes, any Dissenting Stockholder shall fail to perfect, withdraw or otherwise lose his right to appraisal under Section 92A.440 of the Nevada Revised Statutes, the Dissenting Shares held by such Dissenting Stockholder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right, to receive, in accordance with this Section 3(c)(1) and (2) and, except as set forth in Section 4, without interest or dividends thereon), for each share (or fraction thereof) of TRXADE Stock, the Merger Consideration (or a corresponding fraction thereof).

(B)

TRXADE shall give XCEL (i) prompt notice of any written demands for appraisal of any shares of the TRXADE Stock, withdrawals of such demands, and any other instruments served pursuant to Section 92A.440 of the Nevada Revised Statutes that relate to such demands received by TRXADE and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Section 92A.440 of the Nevada Revised Statutes.

(C)

Pursuant to Section 92A.430 of the Nevada Revised Statutes, TRXADE shall notify Shareholders of their right to appraisal.  At any time prior to the Closing, TRXADE and XCEL reserve the right to abandon the Merger Plan if Shareholders that exercise the rights to appraisal pursuant to 92A.440 of the Nevada Revised Statutes render the Merger Plan financially unfeasible.

(4)

At the Closing, the existing directors of XCEL shall nominate and elect to the Board of Directors of XCEL the persons designated by TRXADE, and all of the persons serving as directors and officers of XCEL immediately prior to the Closing shall thereafter resign from all of their positions with XCEL, effective immediately after the Closing.

(5)

Upon the effectiveness of the Merger, XCEL shall assume and will be bound by the terms of all of the agreements relating to registration of TRXADE Stock under the Securities Act that are in the TRXADE Disclosure Documents, in each case so as to provide for the registration of XCEL Stock rather than TRXADE Stock.  XCEL will execute any agreement or other instrument TRXADE deems necessary to confirm its agreement to comply with the registration rights granted by TRXADE to holders of TRXADE Stock.

(6)

XCEL may voluntarily grant Dissenters’ Rights to its stockholders.

4.

Exchange of Certificates.

(a)

Exchange Agent.  XCEL shall select an institution or law firm reasonably acceptable to TRXADE to act as the exchange agent (the “Exchange Agent”) in the Merger.

(b)

Exchange Fund.  Promptly after the Effective Time, XCEL shall make available to the Exchange Agent for exchange in accordance with this Section, the shares of XCEL Stock (such shares of XCEL Stock, are hereinafter referred to as the “Exchange Fund”) issuable pursuant to Section 3 in exchange for outstanding shares of TRXADE Stock.  No fractional shares of XCEL Stock shall be issued in connection with the Merger.

(c)

Exchange Procedures.  Promptly after the Effective Time, XCEL shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates (“Certificates”) which immediately prior to the Effective Time represented outstanding shares of TRXADE Stock whose shares were converted into the right to receive shares of XCEL Stock pursuant to Section 3, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as XCEL may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of XCEL Stock.  Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of whole shares of XCEL Stock (after aggregating all Certificates surrendered by such holder) into which such holder is entitled pursuant to Section 3 and any dividends or distributions payable pursuant to Section 4(d), and the Certificates so surrendered shall forthwith be canceled.  Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of XCEL Stock into which such shares of TRXADE Stock shall have been so converted and any dividends or distributions payable pursuant to Section 4(d) No interest will be paid or accrued on any unpaid dividends or distributions payable to holders of Certificates.  In the event of a transfer of ownership of shares of TRXADE Stock that is not registered in the transfer records of a TRXADE, a certificate representing the proper number of shares of XCEL Stock may be issued to a transferee if the Certificate representing such shares of TRXADE Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

(d)

Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to XCEL Stock with a record date after the Effective Time will be paid to the holders of any TRXADE Certificates with respect to the shares of XCEL Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates.  Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, (i) promptly after such surrender the amount of dividends or other distributions with a record date after the Effective Time heretofore paid with respect to such whole shares of XCEL Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of XCEL Stock.

(e)

Required Withholding.  Each of the Exchange Agent and XCEL as the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of TRXADE Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(f)

Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of XCEL Stock into which the shares of TRXADE Stock represented by such Certificates were converted pursuant to Section 3 and any dividends or distributions payable pursuant to Section 4(d); provided, however, that XCEL may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of XCEL Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against XCEL, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

(g)

No Liability.  Notwithstanding anything to the contrary in this Section 4, neither the Exchange Agent, XCEL, TRXADE, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of XCEL Stock or TRXADE Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h)

Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of TRXADE Stock for six months after the Effective Time shall be delivered to XCEL, upon demand, and any holders of TRXADE Stock who have not theretofore complied with the provisions of this Section 4 shall thereafter look only to XCEL for the shares of XCEL Stock and any dividends or other distributions with respect to XCEL Stock to which they are entitled pursuant to Section 4(d), in each case, without any interest thereon.

(i)

Reservation of Shares for Exercise of Warrants.  XCEL shall at all times after the Effective Time reserve sufficient authorized XCEL Stock to provide for the exercise of all TRXADE Warrants and shall permit the exercise of TRXADE Warrants as provided in Section 3.

(j)

No Further Ownership Rights in TRXADE Stock.  All shares of XCEL Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 4 shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of TRXADE Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of TRXADE Stock that were outstanding immediately prior to the Effective Time.

5.

Representations and Warranties of TRXADE.

TRXADE hereby represents and warrants as follows:

(1)

As of the date of this Agreement, the authorized capital stock of TRXADE consists of: Six Hundred Million (600,000,000) shares of TRXADE Stock, which includes 500,000,000 shares of Common Stock, $0.00001 par value per share, of which 29,200,000 shares are presently issued and outstanding; and 100,000,000 shares of Preferred Stock, $0.00001 par value per share, which includes 10,000,000 shares of Series A Convertible Preferred Stock, of which 525,000 shares of Series A Preferred Stock are issued and outstanding.  As of the date of this Agreement, there are TRXADE Warrants outstanding that are exercisable for up to 138,750 shares of TRXADE Stock, exercisable at $1.00 per share, and there are 1,000,000 shares of Common Stock reserved for issuance under the TRXADE 2013 Stock Compensation Plan of which, 350,000 options exercisable at $1.00 per share have been granted (“Trxade Options”).  Other than shares, of TRXADE Stock that may be issued upon the exercise the TRXADE Warrants or options under the TRXADE Option Plan between the date of this Agreement and the Effective Time, no additional shares of TRXADE Stock will be issued between the date of this Agreement and the Effective Time.

(b)

All outstanding shares of TRXADE Stock are, and shall be at Closing, validly issued, fully paid and nonassessable.  Except for the TRXADE Warrants and Trxade Options, there are no existing options, convertible or exchangeable securities, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of TRXADE.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to any capital stock of TRXADE.  There are no outstanding obligations of TRXADE to repurchase, redeem or otherwise acquire any shares of capital stock of TRXADE..

(c)

The TRXADE preliminary unaudited financial statements as of and for the year ended September 30, 2013, which have been made available to XCEL (hereinafter referred to as the "TRXADE Statements"), to the best of TRXADE’s knowledge, fairly present in all material respects the financial condition of TRXADE as of the dates thereof and the results of its operations for the periods covered.

(d)

TRXADE is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on TRXADE.

(e)

TRXADE has three wholly owned subsidiaries: Trxade, Inc., a Florida corporation, Westminster Pharmaceutical LLC, a Delaware limited liability company, and Pinnacle Tek, a Florida corporation.  TRXADE has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of XCEL prior to the Effective Date, during reasonable business hours and on reasonable notice.

(f)

Subject to the receipt of shareholder approval, TRXADE has the corporate power to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the Board of Directors of TRXADE and by the stockholders of TRXADE.  The execution of this Agreement does not materially violate or breach any material agreement or contract to which TRXADE is a party, and TRXADE, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which TRXADE is a party.  The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of TRXADE.

6.

Representations and Warranties of XCEL.

XCEL hereby represents and warrants as follows:

(a)

Organization, Standing and Authority of Purchaser.  XCEL is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)

XCEL has the corporate power to enter into this Agreement and to perform their obligations hereunder.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the respective Boards of Directors, and to the extent legally required, shareholder approval, of XCEL.

(c)

To the best of XCEL’ management’s Knowledge, as of the date of this Agreement, XCEL's authorized capital stock consists of an 200,000,000 shares of Common Stock, $0.001 par value of which, 104,160,000 shares are currently issued and outstanding as of the date hereof; and no authorized, issued or outstanding shares of Preferred Stock as of the date hereof.

(d)

To the best of XCEL’ management’s Knowledge, immediately prior to the Closing of the Merger, XCEL authorized capital stock shall consist of 500,000,000 shares of XCEL Common Stock, $0.00001 par value, of which, no more than 104,160 shares will be issued and outstanding after the Reverse Split (which does not an additional 500,000 post-Reverse Split shares issued in connection with services and debt conversion immediately after the Merger); and 100,000,000 authorized shares of XCEL Preferred Stock, including (a) 10,000,000 authorized shares of XCEL Series A Preferred Stock, $0.00001 par value, of which, no shares shall be issued and outstanding, and (b)  90,000,000 remaining XCEL Undesignated Preferred Stock, of which none shall be issued and outstanding.

(e)

The financial records, minute books, and other documents and records of XCEL in the actual possession of the management of these entities have been made available to TRXADE prior to the Closing.

(f)

To the best of XCEL’ management’s Knowledge, XCEL currently has no employees, consultants or independent contractors other than Suren Ajjarapu, and XCEL’s attorney, The Krueger Group.  Suren Ajjarapu is the sole director and sole executive officer of XCEL.

7.

Closing.

The Closing of the transactions contemplated herein shall take place at the offices of TRXADE GROUP, INC., 19029 N Dale Mabry Hwy,  Lutz, FL 33548on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall occur on or before December 30, 2013.  In connection with the Closing, TRXADE and XCEL shall execute a Certificate of Merger in accordance with the DGCL and the NRS, and XCEL shall cause it to be delivered and filed as soon as practicable on the Closing Date with the Delaware and Nevada Secretary of State in accordance with the DGCL and the NRS.  The Merger shall become effective at the time and on the date (the “Effective Time”) specified in the Certificate of Merger.

8.

Actions Prior to Closing.

(a)

Prior to the Closing, TRXADE and XCEL will be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein.  Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure).  If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination.  The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

(b)

Prior to the Closing, TRXADE, XCEL, and the Major Shareholder agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties.  In the event that XCEL is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, XCEL shall provide TRXADE with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that TRXADE may request.

(c)

Prior to the Closing, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to, or rights issued in respect of, the XCEL Stock, and there shall be no dividends or other distributions paid on XCEL's Stock after the date hereof, in each case through and including the Closing.

(d)

XCEL shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

(e)

Except as otherwise contemplated under this Agreement, prior to the Closing, XCEL shall not take any action or enter into any agreement to issue or sell any shares of capital stock of XCEL or any securities convertible into or exchangeable for any shares of capital stock of XCEL or to repurchase, redeem or otherwise acquire any of the issued and outstanding capital stock of XCEL without the prior written consent of TRXADE.

(f)

Prior to the Closing, XCEL shall conduct its business only in the usual and ordinary course and the character of such business shall not be changed nor shall any different business be undertaken.  Prior to the Closing, except as contemplated hereby, XCEL shall not incur any liabilities or obligations without the prior written consent of TRXADE.

(g)

Prior to the Closing, XCEL will timely file all required XCEL SEC Documents and comply in all material respects with the requirements of the Securities Act, the Exchange Act, the NXCEL rules and regulations and state and regional securities laws and regulations.

(h)

Prior to the Closing, if requested by TRXADE, XCEL shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by TRXADE.

9.

Conditions Precedent to the Obligations of TRXADE.

All obligations of TRXADE under this Agreement are subject to the fulfillment, prior to or as of the Closing, of each of the following conditions:

(a)

The representations and warranties by or on behalf of XCEL contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true at and as of the Closing as though such representations and warranties were made at and as of such time.

(b)

XCEL and the Major Shareholder shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

(c)

On or before the Closing, the Board of Directors of XCEL and the shareholders of XCEL shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(d)

On or before the Closing Date, XCEL shall have delivered certified copies of resolutions of the sole stockholder and the directors of XCEL approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable XCEL to comply with the terms of this Agreement, including the election of TRXADE's nominees to the Board of Directors of XCEL and all matters outlined or contemplated herein.

(e)

The Merger shall be permitted by applicable state law and otherwise and XCEL shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

(f)

At Closing, all of the directors and officers of XCEL shall have resigned in writing from their positions as directors and officers of XCEL effective upon the election and appointment of the TRXADE nominees, and the directors of XCEL shall take such action as may be necessary or desirable to effect the election and appointment of TRXADE nominees.

(g)

At or prior to the Closing, XCEL shall have adopted a fiscal year ending on December 31.

(h)

At the Closing, all instruments and documents delivered by XCEL, including any to TRXADE Stockholders pursuant to the provisions hereof, shall be reasonably satisfactory to legal counsel for TRXADE.

(i)

The shares of restricted XCEL capital stock to be issued to TRXADE Shareholders at Closing will be validly issued, nonassessable and fully paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

(j)

TRXADE shall have received all necessary and required approvals and consents from required parties (including those identified in the TRXADE Disclosure Documents) and from its stockholders, including FINRA.

10.

Conditions Precedent to the Obligations of XCEL.

All obligations of XCEL under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a)

The representations and warranties by TRXADE contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing as though such representations and warranties were made at and as of such times.

(b)

TRXADE shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

11.

Survival.

Notwithstanding any investigation conducted by any party hereto or any information any party may receive, all representations, warranties, covenants and agreements contained in this Agreement shall survive only or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) only until the Closing.

12.

Nature of Representations.

All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

13.

Documents at Closing.

At the Closing, the following documents shall be delivered:

(a)

TRXADE will deliver, or will cause to be delivered, to XCEL the following:

(1)

a certificate executed by the President & CEO of TRXADE to the effect that all representations and warranties made by TRXADE under this Agreement are true and correct as of the Closing, the same as though originally given to XCEL on said date;

(2)

a certificate from the state of TRXADE's incorporation dated within five business days of the Closing to the effect that TRXADE is in good standing under the laws of said state;

(3)

such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

(4)

executed copy of the Articles of Merger for filing in Nevada;

(5)

certified copies of resolutions adopted by the stockholders and directors of TRXADE authorizing the Merger;

(6)

all other items, the delivery of which is a condition precedent to the obligations of XCEL, as set forth herein; and

(b)

XCEL will deliver or cause to be delivered to TRXADE:

(1)

stock certificates representing those securities of XCEL to be issued as a part of the Merger as described in Section 3 hereof;

(2)

a certificate of the President & CEO of XCEL to the effect that all representations and warranties of XCEL made under this Agreement are true and correct as of the Closing, the same as though originally given to TRXADE on said date;

(3)

certified copies of resolutions adopted by XCEL's Board of Directors authorizing the Merger and all related matters;

(4)

certificates from the jurisdiction of incorporation of XCEL dated within five business days of the Closing Date that said corporations is in good standing under the laws of Delaware;

(5)

executed copy of the Certificate of Merger for filing in Delaware;

(6)

such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(7)

written resignation of all of the officers and directors of XCEL; and

(8)

all other items, the delivery of which is a condition precedent to the obligations of TRXADE, as set forth in Section 9 hereof.

14.

Finder's Fees.

The parties hereto represent and warrant that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

(a)

Confidentiality.  The parties hereby agree that, after the Closing, they shall not publicly disclose any confidential information of XCEL or TRXADE, and that they shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of XCEL or TRXADE, without the prior written consent of TRXADE (or, XCEL after the Effective Time).

15.

Miscellaneous.

(a)

Further Assurances.  At any time, and from time to time, after the Effective Time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)

Waiver.  Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

(c)

Termination.  This Agreement and all obligations hereunder (other than those under Section 16(l)) may be terminated at the discretion of either party if the Closing has not occurred by December 31, 2013 (unless the Closing date is extended with the consent of both TRXADE and XCEL) for any reason other than the default hereunder by the terminating party, (ii) at any time by the non-breaching party if any of the representations and warranties or other agreements made herein by the other party have been materially breached, (iii) by either TRXADE or XCEL, if the holders of the requisite number of shares of TRXADE Stock vote against, or refuse to provide their written consents for, the approval and adoption of this Agreement and the Merger, or (iv) by mutual written consent of XCEL and TRXADE.  Any proper termination of this Agreement under this Section will be effective immediately upon the delivery of written notice by the terminating party to the other parties.

(d)

Amendment.  This Agreement may be amended only in writing as agreed to by all parties hereto.

(e)

Notices.  All notices and other communications hereunder shall be in writing and sufficient if delivered personally or sent and received by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section):

If to XCEL prior to the Closing:	with a copy to:

Mr. Suren Ajjarapu President, XCELLINK INTERNATIONAL, Inc. 17537 Darby Lane Lutz, FL 33558	Blair Krueger, Esq. The Krueger Group, LLP La Jolla Law Building 5771 La Jolla Boulevard La Jolla, California 92037 Facsimile: 858-729-9995

If to TRXADE:

Mr. Suren Ajjarapu CEO, TRXADE GROUP, INC 17537 Darby Lane Lutz, FL 33558 .

If to XCEL after the Closing:	with copies to:

TRXADE GROUP, INC. 17537 Darby Lane Lutz, FL 33558

Robert Blair Krueger II, Esq. The Krueger Group, LLP La Jolla Law Building 5771 La Jolla Boulevard La Jolla, California 92037 Facsimile: 858-729-9995

If to the Major Shareholder:	:

(see TRXADE ABOVE).

(f)

Headings.  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)

Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(i)

Entire Agreement.  This Agreement and the attached Exhibits, including the Certificate of Merger, which is attached hereto as Exhibit "A," is the entire agreement of the parties covering everything agreed upon or understood in the transaction.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(j)

Time.  Time is of the essence.

(k)

Severability.  If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(l)

Responsibility and Costs.  Whether the Merger is consummated or not, all Transaction Expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses.

(m)

Inapplicability of Indemnification Provisions.  The provisions contained in XCEL’s Articles of Incorporation and/or By-laws for indemnifying officers and directors of that company shall not apply for the purposes of this Agreement to the persons responsible for the representations and warranties made herein by XCEL.

(n)

Applicable Law.  This Agreement shall be construed and governed by the internal laws of the State of Delaware without reference to principles of conflict of law.

(o)

Jurisdiction and Venue.  Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Tampa, State of Florida, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

XCELLINK INTERNATIONAL, INC.	TRXADE GROUP INC.

/s/ Suren Ajjarapu	/s/ Prashant Patel
Suren Ajjarapu, President	Prashant Patel, CEO

TRXADE GROUP INC, AS MAJOR SHAREHOLDER OF XCEL:

/s/ Prashant Patel
Prashant Patel, CEO